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                                                                  Exhibit (j)(3)





                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 29, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of the Conning Money Market Portfolio (one of the portfolios comprising Mercantile Mutual Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 15, 2001